Computation of Ratio of Earnings to Fixed Charges


------------------------------------------ ----------------------------------------------- -------------------
                                                                                           Nine Months
                                                                                              Ended
                                                                                           September 30,
                                                      Year ended December 31,
------------------------------------------ ----------------------------------------------- -------------
                                             1993     1994      1995     1996      1997       1998
------------------------------------------ --------- -------- --------- -------- ---------  ---------
Computation of Earnings
------------------------------------------ --------- -------- --------- -------- ---------  ---------

------------------------------------------ --------- -------- --------- -------- ---------  ---------
After tax net income                         8,574   11,102    11,314   11,900    17,737     65,782
------------------------------------------ --------- -------- --------- -------- ---------  ---------
Tax expense/(benefit)                          (83)   1,389     1,432    1,343      (740)       168
------------------------------------------ --------- -------- --------- -------- ---------  ---------
Pre-tax net income                           8,491   12,491    12,746   13,243    16,997     65,950
------------------------------------------ --------- -------- --------- -------- ---------  ---------
Equity earnings in subsidiary               (1,835)  (5,867)   (5,755)  (5,675)   (5,724)   (16,417)
------------------------------------------ --------- -------- --------- -------- ---------  ---------
Interest expense                            10,302   11,989    12,455   12,634    12,605     30,139
------------------------------------------ --------- -------- --------- -------- ---------  ---------
Net income before adjustments               16,958   18,613    19,446   20,202    23,878     79,672
------------------------------------------ --------- -------- --------- -------- ---------  ---------
Distributed equity earnings                  3,743    7,336     6,061    6,791     9,588     12,248
------------------------------------------ --------- -------- --------- -------- ---------  ---------
Capitalized interest*                        --        --       --        --       --         --
------------------------------------------ --------- -------- --------- -------- ---------  ---------
Net income after adjustments                20,701   25,949    25,507   26,993    33,466     91,920
------------------------------------------ --------- -------- --------- -------- ---------  ---------

------------------------------------------ --------- -------- --------- -------- ---------  ---------
Fixed charges                               10,302   11,989    12,455   12,634    12,605     30,139
------------------------------------------ --------- -------- --------- -------- ---------  ---------

------------------------------------------ --------- -------- --------- -------- ---------  ---------
Interest expense                            10,302   11,989    12,455   12,634    12,605     30,139
------------------------------------------ --------- -------- --------- -------- ---------  ---------
Capitalized interest*                        --        --       --        --       --         --
------------------------------------------ --------- -------- --------- -------- ---------  ---------
Amortized expenses related to debt**         --        --       --        --       --         --
------------------------------------------ --------- -------- --------- -------- ---------  ---------
Estimated interest associated with
rental payments                              --        --       --        --       --         --
------------------------------------------ --------- -------- --------- -------- ---------  ---------
Preference security dividends of
subsidiaries                                 --        --       --        --       --         --
------------------------------------------ --------- -------- --------- -------- ---------  ---------
Total Fixed Charges                         10,302   11,989    12,455   12,634    12,605     30,139
------------------------------------------ --------- -------- --------- -------- ---------  ---------

------------------------------------------ --------- -------- --------- -------- ---------  ---------
Ratio of earnings to fixed charges            2.01     2.16      2.05     2.14      2.65       3.05
------------------------------------------ --------- -------- --------- -------- ---------  ---------


*       Immaterial
**      Included in interest expense

         Computation of Pro Forma Ratio of Earnings to Fixed Charges


 -------------------------------------------------------------------------
                                                             Nine Months
                                               Year ended       Ended
                                              December 31,  September 30,
 -------------------------------------------------------------------------
                                                  1997          1998
 -------------------------------------------------------------------------
 Computation of Earnings
 -------------------------------------------------------------------------

 -------------------------------------------------------------------------
 After tax net income                            84,449        88,473
 -------------------------------------------------------------------------
 Tax expense/(benefit                              (740)          168
 -------------------------------------------------------------------------
 Pre-tax net income                              83,709        88,641
 -------------------------------------------------------------------------
 Equity earnings in subsidiary                   (5,724)      (16,417)
 -------------------------------------------------------------------------
 Interest expense                                53,074        35,251
 -------------------------------------------------------------------------
 Net income before adjustments                  131,059       107,475
 -------------------------------------------------------------------------
 Distributed equity earnings                      9,588        12,248
 -------------------------------------------------------------------------
 Capitalized interest*                              --             --
 -------------------------------------------------------------------------
 Net income after adjustments                   140,647       119,723
 -------------------------------------------------------------------------

 -------------------------------------------------------------------------

 -------------------------------------------------------------------------
 Fixed charges                                   53,074        35,251
 -------------------------------------------------------------------------

 -------------------------------------------------------------------------
 Interest expense                                53,074        35,251
 -------------------------------------------------------------------------
 Capitalized interest*                              --             --
 -------------------------------------------------------------------------
 Amortized expenses related to debt**               --             --
 -------------------------------------------------------------------------
 Estimated  interest  associated  with rental       --             --
 payments
 -------------------------------------------------------------------------
 Preference     security     dividends     of       --             --
 subsidiaries
 -------------------------------------------------------------------------
 Total Fixed Charges                             53,074        35,251
 -------------------------------------------------------------------------

 -------------------------------------------------------------------------
 Pro forma ratio of earnings to fixed charges      2.65          3.40
 -------------------------------------------------------------------------


*     Immaterial
**    Included in interest expense